Exhibit 10.4

EXECUTION VERSION

SECOND AMENDMENT TO FACILITY AGREEMENT

SECOND AMENDMENT, dated as of January 9, 2012 (this “Amendment”), to that certain Facility Agreement, dated as of October 30, 2007 (as amended, supplemented or otherwise modified from time to time, the “Facility Agreement”), between Talon Therapeutics, Inc. (formerly known as Hana Biosciences Inc.) (the “Borrower”) and Deerfield Private Design Fund, L.P. (“Deerfield Private Design Fund”), Deerfield Special Situations Fund, L.P. (“Deerfield Special Situations Fund”), Deerfield Special Situations Fund International Limited (“Deerfield International”) and Deerfield Private Design International, L.P. (“Deerfield Private Design International” and, together with Deerfield Private Design Fund, Deerfield Special Situations Fund and Deerfield International, the “Lenders”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Facility Agreement.

RECITALS

WHEREAS, the Borrower and the Lenders have entered into the Facility Agreement.

WHEREAS, as a condition precedent to the consummation of an investment by certain parties in the Borrower, the Borrower has requested certain amendments to the Facility Agreement;

WHEREAS, the Lenders are willing, on the terms and subject to the conditions set forth below, to amend certain provisions of the Facility Agreement.

NOW, THEREFORE, in consideration of the mutual agreements set forth below, the Lenders and the Borrower agree as follows:

ARTICLE I.

AMENDMENTS TO FACILITY AGREEMENT

SECTION 1.1.  General.  Effective on the Amendment Effective Date (as such term is defined in Section 2.1), the Facility Agreement is hereby modified in accordance with this Article I.

SECTION 1.2.  Amendments to Section 1.1.  The following new definitions are hereby added to Section 1.1 of the Facility Agreement in their appropriate alphabetical order:

“Deerfield/WP 2012 Investment” means the investment contemplated by the 2012 Investment Agreement and any related transactions.

“Indebtedness” of any person shall mean (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet prepared in accordance with GAAP, (c) all guarantees by such person of Indebtedness of others and (d) all capital lease obligations of such person, provided, however, that in no event shall Indebtedness include the Deerfield/WP Investment or the Deerfield/WP 2012 Investment , including, without limitation, the terms of the Securities (as defined in the Investment Agreement and the 2012 Investment Agreement).

“2012 Investment Agreement” means that certain Investment Agreement, dated as of January 9, 2012, among the Borrower, Warburg Pincus Private Equity X, L.P., Warburg Pincus X Partners, L.P. and Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Special Situations Fund, L.P., and Deerfield Special Situations Fund International Limited and any ancillary agreement, certificate or other document delivered in connection therewith.

“Permitted Affiliate Transactions” means (a) transactions upon terms no less favorable to the Borrower than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate, as determined in good faith by the Borrower and (b) the following:

(i)  any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors,

(ii)  loans or advances to employees or consultants of the Borrower in the ordinary course of business,

(iii)  the payment of fees and indemnities to directors, officers, consultants and employees of the Borrower in the ordinary course of business,

(iv)  transactions pursuant to the Investment Agreement, the 2012 Investment Agreement or any amendment thereto to the extent such amendment does not adversely affect the Borrower’s ability to comply with its obligations under the Facility Agreement in any material respect,

(v)(A)any employment agreements entered into by the Borrower in the ordinary course of business, (B) any subscription agreement or similar agreement pertaining to the repurchase of equity interests pursuant to put/call rights or similar rights with employees, officers or directors, and (C) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto, and

(vi)  dividends, redemptions and repurchases pursuant to the terms of the Securities (as defined in the Investment Agreement and the 2012 Investment Agreement).

“Series A-2 Certificate of Designation” and “Series A-2 Preferred” shall have the meanings ascribed to such terms in the 2012 Investment Agreement.

SECTION 1.3.  Amendment to Section 2.8.  Section 2.8 of the Facility Agreement is hereby amended and restated in its entirety as follows:

“Section 2.8.  Interest Rate.  (a) The Loan shall bear interest (calculated on the basis of the actual number of days elapsed in each month) at a rate per annum equal to 9.85% (the “Interest Rate”).  Interest shall be paid quarterly in arrears commencing on December 31, 2007 and on the last Business Day of each March, June, September and December thereafter.  Notwithstanding anything to the contrary contained herein, the Borrower shall have the obligation to satisfy all of the interest payments for each of the quarters ending December 31, 2011, March 31, 2012, June 30, 2012 and September 30, 2012 (but for no other quarterly periods), by the issuance of a number of whole shares of Borrower’s Series A-2 Preferred equal to the quotient resulting from dividing the accrued interest required to be satisfied pursuant to this sentence by the Stated Value (as defined in the Series A-2 Certificate of Designation) of the Series A-2 Preferred.  The Borrower shall deliver a notice to the Lenders at least five (5) Business Days in advance of the applicable interest payment date (a “Share Payment Date”), indicating the calculation of such interest payment and the number of shares of Series A-2 Preferred that Borrower intends to issue in satisfaction thereof. Any such interest remaining unsatisfied after giving effect to the issuance of such whole number of shares shall be satisfied in cash.

(b) Prior to each Share Payment Date, and to the extent any representative or designee of the Lenders (or any of their affiliates)  is then serving as a member of Borrower’s board of directors, the Borrower shall take all such steps as may be required to cause each Lender’s acquisition of shares of Borrower’s capital stock (including derivative securities of such shares) on such Share Payment Date to be exempt under Rule 16b-3 promulgated under the Exchange Act.”

ARTICLE II.

CONDITIONS TO EFFECTIVENESS

This Amendment shall be and become effective as of the date hereof (the “Amendment Effective Date”) when the Lenders shall have received a counterpart of this Amendment, duly executed by and delivered on behalf of the Borrower.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

SECTION 3.1.  Representations and Warranties.  In order to induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to each Lender, as of the Amendment Effective Date (and, in the case of subsection (d), as of each Share Payment Date), as follows:

(a) No Default or Event of Default has occurred and is continuing.

(b) This Amendment has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(c) The representations and warranties contained in the Facility Agreement and in the other Financing Documents are true and correct in all material respects as though made on the Amendment Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

(d) The Company and the Board of Directors have taken all steps necessary to cause the acquisition of the shares of Series A-2 Preferred contemplated by Section 2.8 hereof (including derivative securities of such shares) by each Lender who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”).

ARTICLE IV.

MISCELLANEOUS

SECTION 4.1.  Consent to Investment.  For the avoidance of doubt, the Lenders hereby consent to the Deerfield/WP 2012 Investment and any related transactions and expressly acknowledge that the Deerfield/WP 2012 Investment does not constitute a violation of or a Default or Event of Default under the Facility Agreement or any Financing Document.

SECTION 4.2.  Full Force and Effect; Limited Amendments.  Except as expressly modified hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Facility Agreement and the other Financing Documents shall remain unamended and unwaived and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, consent to, waiver of or modification of any other term or provision of the Facility Agreement or any other Financing Document or of any transaction or further or future action which would require the consent of the Lenders under the Facility Agreement.

SECTION 4.3.  Financing Document Pursuant to Facility Agreement.  This Amendment is executed pursuant to the Facility Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Facility Agreement and shall constitute a Financing Document. Any breach of any representation or warranty or covenant or agreement contained in this Amendment shall be deemed to be an Event of Default for all purposes of the Facility Agreement.

SECTION 4.4.  Headings.  The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

SECTION 4.5.  Execution in Counterparts.  This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

SECTION 4.6.  Cross-References.  References in this Amendment to any Article or Section are, unless otherwise specified or otherwise required by the context, to such Article or Section of this Amendment.

SECTION 4.7.  Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 4.8.  Severability.  Any provision of this Amendment held to be invalid, illegal, ineffective or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality, ineffectiveness or unenforceability without affecting the validity, legality, effectiveness and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 4.9.  GOVERNING LAW.   THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE APPLICATION OF LAWS OF ANOTHER STATE.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

TALON THERAPEUTICS, INC. (formerly known as Hana Biosciences, Inc.) By: /s/ Steven R. Deitcher Name: Steven R. Deitcher Title: President and Chief Executive Officer

[Signature Page to 2nd Amendment to Facility Agreement]

DEERFIELD PRIVATE DESIGN FUND, L.P.
By:  Deerfield Capital, L.P., its General Partner
        By:  J.E. Flynn Capital, LLC, its General Partner

By: /s/ Jeffrey Kaplan
        Name:  Jeffrey Kaplan
        Title: Authorized Signatory

DEERFIELD PRIVATE DESIGN INTERNATIONAL, L.P.
By:  Deerfield Capital, L.P., its General Partner
        By:  J.E. Flynn Capital, LLC, its General Partner

By: /s/ Jeffrey Kaplan
        Name:  Jeffrey Kaplan
        Title: Authorized Signatory

DEERFIELD SPECIAL SITUATIONS FUND, L.P.
By:  Deerfield Capital, L.P., its General Partner
        By:  J.E. Flynn Capital, LLC, its General Partner

By: /s/ Jeffrey Kaplan
        Name:  Jeffrey Kaplan
        Title: Authorized Signatory

DEERFIELD SPECIAL SITUATIONS FUND
INTERNATIONAL LIMITED

By: /s/ Jeffrey Kaplan
        Name:  Jeffrey Kaplan
        Title: Authorized Signatory

[Signature Page to 2nd Amendment to Facility Agreement]